UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2005
THE OILGEAR COMPANY
(Exact name of Registrant as specified in its charter)

Wisconsin	000-00822	39-0514580
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 South 51st Street
Post Office Box 343924
Milwaukee, Wisconsin	53234-3924
(Address of principal executive offices)	(Zip Code)
(414) 327-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 26, 2005, The Oilgear Company (the “Company”) issued a press release announcing that on August 24, 2005 the Company received a notice from The Nasdaq Stock Market stating that because the Company’s Form 10-Q for the quarter ended June 30, 2005 did not include a review by the Company’s independent auditors, the Company did not comply with Nasdaq Marketplace Rule 4310(c)(14) and, accordingly, the Company’s securities are subject to delisting from The Nasdaq Stock Market. In addition, due to the Company’s filing delinquency, as of the opening of business on August 26, 2005, the fifth character “E” will be appended to the Company’s trading symbol. Accordingly, the trading symbol for the Company will be changed from OLGR to OLGRE.
The Company will request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff determination, which will stay the delisting until the appeal has been heard and the Panel has rendered its decision. There can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Stock Market.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8–K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 26, 2005, regarding notice from The Nasdaq Stock Market that the Company’s securities are subject to delisting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE OILGEAR COMPANY
Date: August 26, 2005
	By:	/s/ David A. Zuege
David A. Zuege, President
and Chief Executive Officer

THE OILGEAR COMPANY
(the “Registrant”)
(Commission File No. 000-00822)
EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Date of Report: August 24, 2005

Exhibit Number	Description

99.1	Press Release, dated August 26, 2005, regarding notice from The Nasdaq Stock Market that the Company’s securities are subject to delisting.